UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Materials Pursuant to §240.14a-12

ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

ALLIANZGI CONVERTIBLE & INCOME FUND

ALLIANZGI CONVERTIBLE & INCOME FUND II

ALLIANZGI CONVERTIBLE & INCOME 2024 TARGET TERM FUND

ALLIANZGI DIVERSIFIED INCOME & CONVERTIBLE FUND

ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND

ALLIANZGI DIVIDEND, INTEREST & PREMIUM STRATEGY FUND

1633 Broadway

New York, New York 10019

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

THIS FILING CONSISTS OF A TRANSCRIPT OF A RECORDED MESSAGE TRANSMITTED TO CERTAIN SHAREHOLDERS RELATED TO THE JOINT SPECIAL MEETING OF SHAREHOLDERS, HELD ON OCTOBER 28, 2020 AND ADJOURNED UNTIL JANUARY 26, 2021, OF ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND, ALLIANZGI CONVERTIBLE & INCOME FUND, ALLIANZGI CONVERTIBLE & INCOME FUND II, ALLIANZGI CONVERTIBLE & INCOME 2024 TARGET TERM FUND, ALLIANZGI DIVERSIFIED INCOME & CONVERTIBLE FUND, ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND, AND ALLIANZGI DIVIDEND, INTEREST & PREMIUM STRATEGY FUND, AND THE RELATED PROXY STATEMENT.

Allianz GI Funds
Alternative Outreach Communication Messaging
(Start of Campaign Script)

Hello my name is (NAME) and I am the (TITLE) of AllianzGI Funds.    You currently have an investment in one or more AllianzGI Funds and recently we sent you proxy information regarding the Special Meeting of Shareholders that took place on December 23rd and has been adjourned again until January 26, 2021.

As of today, your vote has not been recorded and the Fund has yet to reach the required participation level to approve or disapprove the proposals. To avoid an additional adjournment please have your shares represented at the Special Meeting of shareholders by voting FOR, AGAINST OR ABSTAIN with a proxy representative now. This process is simple, does not require any confidential information, will only take a moment of your time and will stop any further outreach in regards to this proxy event. To vote with a proxy representative, please press 1 now. 1 forwards to Vote Rep

(Pause and listen 2 seconds)

If you have any questions about the Special Meeting or would like to review the meeting agenda, please press 2 now. For more information about your investment with the AllianzGI Funds, please press 3 now. 2 forwards to Information Rep – 3 forwards to below message

(Pause and listen 2 second)

3 plays message below and forwards to information line

“You currently have an investment in one or more AllianzGI Funds. Please hold for a representative who can provide additional information.” Forwards to information Rep

(Pause and listen 2 second)

To repeat this message press 9 or for further assistance press 2 now to speak to a representative. To end this call press 5. 5 forwards to the following message - 2 forwards to Information Rep

(Pause and listen 2 seconds)

5 Plays the following message.

Thank you for your consideration.    Have a nice day.

(Pause and listen 2 seconds)

If you received this message on your answering machine you may contact us toll free at 1-866-342-4883 from 9am to 11pm Eastern Time, Monday through Friday.

ANSWERING MACHINE SCRIPT FOR AOC

Hello my name is Angela Borreggine and I am the Chief Legal Officer of AllianzGI Funds. We recently contacted you regarding the AllianzGI Funds Special Meeting of Shareholders and important initiatives concerning your investment in the AllianzGI Funds.

Please contact us at your earliest convenience at 1-866-342-4883 between the hours of 9am and 11pm Eastern Time, Monday through Friday.

Your time is greatly appreciated. Thank you and have a good day.